UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Accounting Officer

On December 5, 2014, the Board of Directors of AmerisourceBergen Corporation (the “Company”) promoted Lazarus Krikorian, age 49, to Senior Vice President and Corporate Controller and appointed him to serve as principal accounting officer of the Company.  Tim G. Guttman will continue to serve as the principal financial officer in his role as Executive Vice President and Chief Financial Officer of the Company.

Mr. Krikorian joined the Company in 2002 as the Assistant Corporate Controller. He was named Vice President and Corporate Controller of the Company in 2012. Prior to joining the Company, Mr. Krikorian held other financial management positions, including Senior Assurance Manager at KPMG LLP, where he spent a decade.  He holds a Bachelor of Science in the dual major of Accounting and Finance from Drexel University.

There is no arrangement or understanding between Mr. Krikorian and any other persons pursuant to which he was selected as principal accounting officer of the Company.  There are no family relationships between Mr. Krikorian and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K.  Mr. Krikorian will continue under his prior compensation arrangement with the Company without change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 5, 2014	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer